UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.5)

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IPS FUNDS
IPS Millennium Fund
IPS New Frontier Fund

                                                                                    March 30, 2005

Dear Shareholder:

The IPS Millennium Fund and IPS New Frontier Fund (“Funds”) held their shareholder meetings on March 30, 2005.   The meetings were adjourned on March 30, 2005, in order to allow more time to continue collecting votes on the proposals for each of the Funds.  The meetings are scheduled to reconvene on April 20, 2005.  It’s urgent that we receive your vote whether you are for, against or abstain on the proposal, or we cannot move forward!

We also want to clarify three issues that have confused many investors:

·         IPS Advisory & Robert Loest will continue to manage the new Integrity Growth & Income Fund in the same way as they have managed the IPS Millennium & IPS New Frontier Funds.

·         There will be no sales charges of any kind for account holders as of the closing date of the reorganization, even if you move to any of Integrity’s 18 other funds.  This includes up front sales charges and deferred sales charges on an account.

·         You can continue as usual to use Schwab, Fidelity, TD Waterhouse and virtually all other fund ‘supermarkets’ and brokerage firms for your investing.

We encourage you to utilize one of the following options today for recording your vote promptly:

1.  Vote by Telephone.  You may cast your vote by telephone by calling the toll free number listed on the enclosed voting instruction form or proxy card.  Have the control number found on your voting instruction form or proxy card ready when prompted.

2.  Vote Through the Internet.  You may cast your vote using the Internet by logging on to the Internet address located on the enclosed voting instruction form or proxy card and following the instructions on the website.

3.  Vote by Mail.  You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

For the reasons set forth in the proxy materials previously delivered to you, YOUR FUND TRUSTEES RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPSALS, but we need your vote regardless.

If you require a copy of either Fund’s Proxy Statement, please contact a service representative at 1-800-249-6927 or visit our website at www.ipsfunds.com.  If you have any questions about how to vote or on the proposals being voted, please call the Fund's proxy solicitor, ADP Investor Communications, toll free at 1-877-866-4967.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.